Exhibit 99.1

BROOKDALE SENIOR LIVING INC. ATTN: CORPORATE SECRETARY 111 WESTWOOD PLACE, SUITE 400 BRENTWOOD, TN 37027 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Electronic Delivery of Future PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposals 1., 2. and 3. For Against Abstain 1. To approve an amendment to Brookdale’s amended and restated certificate of incorporation to increase the number of authorized shares of Brookdale common stock from 200 million to 400 million, the full text of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice (the “Charter Amendment” proposal). 2. To approve the issuance of Brookdale common stock, par value $0.01 per share, persuant to the Agreement and Plan of Merger, dated as of February 20, 2014 (the “Merger Agreement”), by and among Brookdale Senior Living Inc., Broadway Merger Sub Corporation and Emeritus Corporation, as the same may be amended from time to time, a copy of which is attached as Annex B to the joint proxy statement/prospectus accompanying this notice (the “Share Issuance” proposal). 3. To approve any motion to adjourn the Brookdale special meeting, if necessary or appropriate, to solicit additional proxies (the Brookdale Adjournment” proposal). NOTE: Such other business as may properly come before the meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000215955_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com . BROOKDALE SENIOR LIVING INC. Special Meeting of Stockholders July 10, 2014 10:00 AM CDT This proxy is solicited by the Board of Directors The undersigned hereby appoints T. Andrew Smith and Chad C. White, or either of them, each with power of substitution and revocation as proxy or proxies of the undersigned, to represent the undersigned and vote all shares of the common stock of Brookdale Senior Living Inc. that the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of Brookdale Senior Living Inc., to be held on Thursday, July 10, 2014 at 10:00 A.M., local time, at the Company’s corporate offices located at 111 Westwood Place, Brentwood, Tennessee, including any adjournments and postponements thereof, upon the matters set forth on the reverse side and more fully described in the notice and joint proxy statement/prospectus for said Special Meeting and in their discretion upon all other matters that may properly come before said Special Meeting. THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3 AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. R1.0.0.51160 _ 2 0000215955 Continued and to be signed on reverse side